EXHIBIT 10.44

March 29, 2011

Dr. Gerald Burnett
1476 Cyprus Drive
Pebble Beach, CA 93953

Avistar Communications Corporation
1875 South Grant Street, 10th Floor
San Mateo, CA 94112

To Whom It May Concern:

If needed, I, Dr. Gerald Burnett, will fund Avistar Communications Corporation (“Avistar”) through March 31, 2012, with the same mechanism and terms that currently secures Avistar’s existing $8.0 million revolving line of credit that terminates on December 22, 2011, up to a total dollar amount of $8.0 million.

/s/ Gerald Burnett
Dr. Gerald Burnett